   As filed with the Securities and Exchange Commission on September 28, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                --------------

                                 KELLOGG COMPANY
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                                       38-0710690
(State or Other Jurisdiction               (IRS Employer Identification Number)
of Incorporation or Organization)



                     One Kellogg Square                                                     Richard M. Clark
                Battle Creek, Michigan 49016                               Senior Vice President, General Counsel and Secretary
                       (616) 961-2000                                                        Kellogg Company
        (Address, including zip code, and telephone number,                                One Kellogg Square
including area code, of Registrant's principal executive offices)                    Battle Creek, Michigan 49016
                                                                                             (616) 961-2181
                                                                              (Name, address, including zip code, and telephone
                                                                              number, including area code, of agent for service)

                                   Copies to:
                                 Edward S. Best
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 782-0600

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of Each Class of        Amount of Securities       Proposed Maximum           Proposed Maximum            Amount of
   Securities to Be Registered       to Be Registered          Offering Price                Aggregate           Registration Fee
                                                                Per Share(1)             Offering Price(1)
====================================================================================================================================
Notes due 2005...................      $200,000,000                 100%                   $200,000,000               $59,000
====================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee.

                                --------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTINg PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998


                                  $200,000,000

                                 KELLOGG COMPANY

                                % NOTES DUE 2005

                                ----------------

     Interest on the Notes is payable on     and     of each year, commencing
on        , 1999. The Notes will not be redeemable prior to maturity. See
"Description of Notes."

     The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as Depository. Ownership of interests in the global securities will be shown on, and the transfer thereof will be effected only through, records maintained by the Depository or its nominee for such global securities and on the records of participants. Except as otherwise described under "Description of Notes-Book Entry Procedures" below, owners of beneficial interests in the global securities will not be entitled to receive Notes in definitive form and will not be considered the holders thereof. Settlement for the Notes will be made in immediately available funds. The Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity for the Notes will therefore settle in immediately available funds. See "Description of Notes-Settlement and Payment."

                               ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

                                         Initial Public           Underwriting                Proceeds to
                                       Offering Price(1)           Discount(2)               Company(1)(3)
                                       -----------------           -----------               -------------
Per Note .................                           %                       %                           %
Total ....................               $                        $                          $

(1)  Plus accrued interest, if any, from October  , 1998.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3)  Before deducting estimated expenses of $275,000 payable by the Company.


                               ---------------

     The Notes offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes will be distributed through the facilities of The Depository Trust Company, New York, New York, on or about October , 1998 against payment therefor in immediately available funds.

                          JOINT BOOK-RUNNING MANAGERS:

GOLDMAN, SACHS & CO.                                            LEHMAN BROTHERS

                               ---------------

                The date of this Prospectus is October  , 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS
THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE UNDERWRITING.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet website at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Notes offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, which may be inspected and copied in the manner and at the sources described above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-4171); and

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents) which have been or may be incorporated by reference in this Prospectus. Requests should be addressed to Richard M. Clark, Senior Vice President, General Counsel and Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016 (Telephone: (616) 961-2181).


                                   THE COMPANY

     Kellogg Company and its subsidiaries are engaged in the manufacture and marketing of ready-to-eat cereal and other convenience food products on a worldwide basis. The principal products of the Company are ready-to-eat cereals and other convenience food products which are manufactured in 19 countries and distributed in nearly 160 countries. Ready-to-eat cereals are marketed under the KELLOGG'S(R) name and are sold principally to the grocery trade through direct sales forces for resale to consumers and through broker and distribution arrangements in less developed market areas. In addition to ready-to-eat cereals, the Company produces and distributes toaster pastries, frozen waffles, crispy marshmallow squares, bagels, and cereal bars. The Company also markets several other convenience food products in various locations throughout the world.

     Kellogg Company was incorporated in Delaware in 1922 as the successor to Kellogg Toasted Corn Flake Company which had been incorporated in Michigan in 1906. As used herein and in the Prospectus Supplement, the term "Company" or "Kellogg" refers to Kellogg Company and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires. The Company's principal business offices are located at One Kellogg Square, Battle Creek, Michigan 49016; the telephone number is (616) 961-2000.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries, whether or not consolidated, for the six-month period ended June 30, 1998 and for each of the years in the five-year period ended December 31, 1997. For the purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense plus interest capitalized and that portion (one-third) of rental expenses considered to be interest. Earnings are computed by adding fixed charges except interest capitalized to earnings before income taxes. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  Six Months                                       Year Ended December 31,
  Ended June -------------------------------------------------------------------------------------------------
  30, 1998                    1997               1996               1995               1994               1993
 ----------                   ----               ----               ----               ----               ----
        8.2x                7.8x               11.4x              10.8x              18.3x              19.5x

                                 USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Notes, estimated to be approximately $ , will be used to refund outstanding indebtedness. Such indebtedness bears interest at a rate per annum equal to 6.25% and matures on October 12, 1998.

                              DESCRIPTION OF NOTES

     The Notes will be issued under an indenture, dated as of August 1, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). A copy of the Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

     The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections, articles or defined terms of the Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the Indenture. Certain defined terms in the Indenture are capitalized herein.

GENERAL

     The Notes will represent unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be limited to $200,000,000 aggregate principal amount.

     The Notes will mature on        , 2005. The Notes will bear interest at
the annual interest rate shown on the cover page of this Prospectus from      ,
1998 or from the most recent date on which interest has been paid or provided
for, payable semi-annually on      and      of each year, commencing       ,
1999, to  the persons in whose names such Notes were registered at the close of
business on the next preceding      and      , respectively. Principal
and interest will be payable, and the Notes will be transferable or exchangeable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on the Notes may be made at the option of the Company by check mailed to the registered holders.

     Any payment otherwise required to be made in respect of Notes on a date that is not a Business Day for such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     The Notes are not subject to redemption prior to maturity and are not entitled to any sinking fund.

     The Notes will be issued in denominations of $1,000 or any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

SETTLEMENT AND PAYMENT

     Settlement for the Notes will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. The Notes will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading in the Notes will therefore be required by the Depository to settle in immediately available funds.

BOOK-ENTRY PROCEDURES

     The Notes will be issued initially in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository's nominee. Except as set forth below, the Notes will not be issuable in certificated form.

     The Depository has advised the Company and each of the underwriters named below in the section entitled "Underwriting" (collectively, the "Underwriters"), as follows: The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its Participants deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to the Depository and its Participants are on file with the Commission.

     Upon the issuance of the global securities, the Depository or its nominee will credit the accounts of persons holding a beneficial interest in such global securities with the respective principal amounts of the Notes represented by such global securities. Such accounts shall be designated by the Underwriters. Ownership of beneficial interests in the global securities will be limited to persons that have accounts with the Depository for such global securities or its nominee ("Participants") or persons that may hold interests through Participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) for such global securities and on the records of Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in the global securities.

     So long as the Depository, or its nominee, is the registered owner of the global securities, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global securities for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have Notes represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of and any premium and interest on Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global securities representing such Notes. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global securities for such Notes or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

     The Company expects that the Depository or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such global securities held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for the global securities representing such Notes. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by a global securities and, in such event, the Company will issue Notes in definitive form in exchange for the global securities.

CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant that, so long as any of the Notes remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage (as defined in the Indenture) upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing restriction shall not apply to (i) mortgages on property, shares of stock or indebtedness (herein referred to as "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof or mortgages to secure all or part of the purchase price of such property or to secure Debt incurred prior to, at the time of, or within 360 days after, the acquisition, completion of construction or commencement of commercial operation of such property for the purpose of financing the purchase price of such property or construction or improvements thereon, provided that the mortgage shall not apply to property theretofore owned by the Company or any Restricted Subsidiary other than real property substantially unimproved for the use intended by the Company or such Restricted Subsidiary; (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or another Restricted Subsidiary;
(iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such mortgages do not affect property theretofore owned by the Company or such Restricted Subsidiary; (v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America, any State, any other country, or any political subdivision thereof or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; (vi) mortgages existing at the date of the Indenture; (vii) certain landlords' liens; (viii) mortgages to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such mortgage if the commitment for such financing is obtained within one year after completion of or the placing into operation of such constructed, developed, repaired, altered or improved property; (ix) mortgages arising in connection with contracts with or made at the request of the United States of America, any State, or any department, agency or instrumentality of any of the foregoing; (x) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;
(xi) mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license; (xii) mortgages for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith; (xiii) mortgages (including judgment liens) arising from legal proceedings being contested in good faith; or (xiv) any extension, renewal or replacement (or successive extensions, renewals, or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive.

     Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Notes, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as defined in the Indenture) of the Company as calculated on the basis of its latest quarterly financial statements preceding the date of such determination. (Section 3.6)

     The Company will covenant that it will not enter, nor will it permit any Restricted Subsidiary to enter, into a sale and leaseback transaction of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the Notes (provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the preceding paragraph), or
(b) an amount in cash equal to such Attributable Debt is applied to the retirement (other than any mandatory retirement) of long-term non-subordinated Debt of the Company or long-term Debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 3.7)

     If upon any consolidation or merger of the Company or any Restricted Subsidiary with or into any other corporation, or upon any sale, conveyance or lease of substantially all the properties of the Company or any Restricted Subsidiary, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary which is owned immediately after such event by the Company or a Restricted Subsidiary would thereupon become subject to any mortgage, pledge, security interest or other lien or encumbrance, the Company, prior to or concurrently with such event, will effectively provide that the Notes shall be secured (equally and ratably with, if the Company shall determine, any other indebtedness of or guaranteed by the Company or a Restricted Subsidiary ranking equally with the Notes) by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any theretofore existing thereon, so long as such Principal Property, shares of stock or indebtedness shall be subject to such mortgage, security interest, pledge, lien or encumbrance. (Section 9.2)

     The term "Subsidiary" is defined to mean any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation is at the time owned or controlled by the Company or by the Company and one or more Subsidiaries or by one or more

Subsidiaries. The term "Restricted Subsidiary" is defined to mean any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property and
(iii) in which the Company's investment exceeds 1% of the consolidated assets of the Company as shown on its latest quarterly financial statements; provided, however, that the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities. The term "Principal Property" is defined to mean any manufacturing plant or facility which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, unless the Board of Directors of the Company (or any duly authorized committee thereof) by resolution declares that such plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. (Section 1.1)

     There are no covenants or other provisions which would offer protection to securityholders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

EVENTS OF DEFAULT

     An Event of Default with respect to the Notes is defined as being: default for 30 days in payment of interest on any Note; default in payment of principal (or premium, if any) on any Note as and when the same becomes due either upon maturity, by declaration or otherwise; default by the Company in the performance of any of the other covenants or agreements in the Indenture relating to the Notes which shall not have been remedied within a period of 90 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding; and certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1) The Indenture provides that the Trustee shall, with certain exceptions, notify the holders of the Notes of Events of Default known to it and affecting that series within 90 days after the occurrence thereof. (Section 5.11)

     The Indenture provides that if an Event of Default with respect to the Notes shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of all of the Notes to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest or premium on the Notes) may be waived by the holders of a majority in principal amount of the Notes then outstanding. (Sections 5.1 and 5.10)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights or powers in the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to such provisions for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Notes affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Notes. (Section 5.9) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indenture. (Section 4.3)

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to the Notes and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any Note to receive payment of the principal of (and premium, if any) and any interest on such Note on or after the due dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder. (Sections 5.6 and 5.7)

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture with respect to the Notes (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Notes) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the Notes or the deposit with the Trustee of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the Notes. (Section 10.1)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the Notes or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture may, among other things, (i) extend the final maturity of any Note, or reduce the rate or extend the time of payment of any interest thereon, or reduce the principal amount thereof, premium thereon, or reduce any amount payable upon any redemption thereof, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Notes then outstanding. (Section 8.2)

CONCERNING THE TRUSTEE

     The Company maintains customary banking relationships with Harris Trust and Savings Bank, the Trustee under the Indenture.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below.

                                                                                            Principal Amount
                           Underwriter                                                         of Notes
                           -----------                                                         --------
                  Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 100,000,000
                  Lehman Brothers Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .     100,000,000
                                                                                             -------------
                           Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 200,000,000

     Under the terms and conditions of the Underwriting Agreement, the Underwriters have committed to take and pay for all of the Notes, if any are taken.

     The Company has been advised by the Underwriters that they propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of % of the principal amount. The Underwriters may allow, and such dealers may reallow, a concession not to exceed
  % of the principal amount of the Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering prices and other selling terms may from time to time be varied by the representatives.

     The Notes will not have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Underwriter may make a market in the Notes, but such Underwriter is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes.

     In connection with the offering, the Underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Notes than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Underwriters if such Notes are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Each of the Underwriters and certain affiliates thereof engage, or may in the future engage, in transactions with and perform services for the Company in the ordinary course of business.

     The Company has agreed to indemnify each Underwriter against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments such Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for the Company by Richard M. Clark, Senior Vice President, General Counsel and Secretary of the Company. Certain legal matters in connection with the Notes offered hereby will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================
No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein or therein is correct as of any time subsequent to its date.

                               ---------------






                                Table of Contents
                                                                 Page
         Available Information............................
         Incorporation of Certain Documents
              by Reference................................
         The Company......................................
         Ratio of Earnings to Fixed Charges...............
         Use of Proceeds..................................
         Description of Notes.............................
         Underwriting.....................................
         Legal Matters....................................
         Experts..........................................

================================================================================

                                  $200,000,000





                                 KELLOGG COMPANY






                                % NOTES DUE 2005






                               ---------------
                                 [Kellogg Logo]
                               ---------------





                              GOLDMAN, SACHS & CO.

                                 LEHMAN BROTHERS

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be:

      Securities and Exchange Commission Registration Fee................   $ 59,000
      Printing and Engraving Fees and Expenses...........................     25,000
      Trustee's Fees and Expenses........................................     10,000
      Rating Agency Fees.................................................    110,000
      Accounting Fees and Expenses.......................................     35,000
      Legal Fees and Expenses............................................     10,000
      Blue Sky Fees and Expenses.........................................      5,000
      Miscellaneous Expenses.............................................     21,000
                                                                            --------
             Total.......................................................   $275,000

     All of the above expenses, other than the Securities and Exchange Commission registration fee, are estimated.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities, and are permitted to maintain insurance to cover such liabilities against which such corporations may not directly indemnify such persons. The Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of such insurance. The Registrant maintains policies of indemnity insurance for its directors and officers.

     Reference is made to Section 8 of the form of Underwriting Agreement filed as Exhibit 1.1 which provides for indemnification in certain circumstances by each Underwriter or Agent, as the case may be, to the Registrant, its directors and officers and to each person, if any, who controls the Registrant.

ITEM 16. EXHIBITS.

1.1  Form of Underwriting Agreement

4.1 Form of Indenture between the Company and Harris Trust and Savings Bank (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 33-49875))

4.2 Form of Securities (Incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 (File No. 33-49875))

5.1  Opinion of Richard M. Clark, Esq., as to the validity of the Securities

12.1 Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of Richard M. Clark (included in Exhibit 5.1)

24.1 Powers of Attorney

25.1 Form T-1 Statement of Eligibility of Harris Trust and Savings Bank

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, Michigan on the 28th day of September 1998.


                                                 KELLOGG COMPANY

                                                 By: ARNOLD G. LANGBO
                                                     ---------------------------
                                                     Arnold G. Langbo
                                                     Chairman of the Board and
                                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    Name                                 Date                             Position
                    ----                                 ----                             --------
ARNOLD G. LANGBO                               September 28, 1998        Chairman  of the Board and Chief
----------------------------                                             Executive Officer; Director (Principal
Arnold G. Langbo                                                         Executive Officer)

JOHN R. HINTON                                 September 28, 1998        Executive Vice President-Administration
----------------------------                                             and Chief Financial Officer (Principal
John R. Hinton                                                           Financial Officer)

ALAN TAYLOR                                    September 28, 1998        Vice President - Corporate Controller
----------------------------                                             (Principal Accounting Officer)
Alan Taylor

          *                                    September 28, 1998        Director
----------------------------
Dr. Benjamin S. Carson

          *                                    September 28, 1998        Director
----------------------------
Carleton S. Fiorina

          *                                    September 28, 1998        Director
----------------------------
Claudio X. Gonzalez

          *                                    September 28, 1998        Director
----------------------------
Gordon Gund

          *                                    September 28, 1998        Director
----------------------------
Dorothy Johnson

          *                                    September 28, 1998        Director
----------------------------
William E. LaMaothe

            *                                  September 28, 1998        Director
-----------------------------
Ann McLaughlin

            *                                  September 28, 1998        Director
-----------------------------
J. Richard Munro

            *                                  September 28, 1998        Director
-----------------------------
Harold A. Poling

            *                                  September 28, 1998        Director
-----------------------------
Dr. William C. Richardson

            *                                  September 28, 1998        Director
-----------------------------
Donald H. Rumsfeld

            *                                  September 28, 1998        Director
-----------------------------
Dr. John L. Zabriskie


* By: RICHARD M. CLARK
      ------------------------------------
      Richard M. Clark
      Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit
         Number                     Description
         ------                     -----------
            1.1            Form of Underwriting Agreement*

            5.1            Opinion of Richard M. Clark, Esq., as to the validity of the Securities

           12.1            Computation of Ratio of Earnings to Fixed Charges

           23.1            Consent of PricewaterhouseCoopers LLP

           24.1            Powers of Attorney*

           25.1            Form T-1 Statement of Eligibility of Harris Trust and Savings Bank

---------------
         *        To be filed by amendment.